EXHIBIT 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statements of Farah Incorporated and subsidiaries (the Company) on Form S-8 (File Nos. 33-11930, 33-46661, 33-61736, 33-53461 and 333-05353) of our report dated
December 18, 1996, on our audit of the consolidated financial statements of the Company as of and for the year ended November 3, 1996, which report is incorporated by reference in this Annual Report on Form 10-K.


/s/ Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.

El Paso, Texas
January 24, 1997

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